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Exhibit 99.3

   AXYS PHARMACEUTICALS, INC.
180 KIMBALL WAY
SOUTH SAN FRANCISCO, CALIFORNIA 94080
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Paul J. Hastings and Douglas H. Altschuler, and either of them, proxies (each with full power of substitution) to vote, as indicated below and in their discretion upon such other matters, not known or determined at the time of solicitation of this proxy, as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the adjournment or postponement of the special meeting of the stockholders of Axys Pharmaceuticals, Inc. to be held at Axys' headquarters located at 180 Kimball Way, South San Francisco, California 94080 on [         ], 2001, at 10 a.m. Pacific Time, or any postponement or adjournment thereof, as indicated on the reverse side.

1. A proposal to approve and adopt an Agreement and Plan of Merger, dated as of June 12, 2001, among Axys, Applera Corporation and Angel Acquisition Sub, Inc., a subsidiary of Applera Corporation, and approve the merger contemplated by that agreement.

                   / / FOR                    / / AGAINST                   / / ABSTAIN

2. Approval of any proposal to adjourn or postpone the meeting.

                   / / FOR                    / / AGAINST                   / / ABSTAIN

3. In the discretion of the proxies, to vote upon such other business as may properly come before the meeting, including any adjournment or postponement of the special meeting.

                   / / FOR                    / / AGAINST                   / / ABSTAIN

(Continued and to be signed on the reverse side)

   This proxy is solicited on behalf of our board of directors. This proxy also delegates discretionary authority with respect to any other business which may properly come before the meeting or which may properly come before any adjournment or postponement of the special meeting and matters incident to the conduct of the special meeting. No proxies marked AGAINST the proposal to adopt the merger agreement will be voted on a motion to adjourn or postpone the special meeting.

   The undersigned hereby acknowledges receipt of the notice of the special meeting and the proxy statement.

PLEASE SIGN AND DATE THIS PROXY BELOW.

Date:

Please sign exactly as your name appears on left. When signing as attorney, executor, administrator, guardian or corporate official, please give full title.

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  Exhibit 99.3